UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 18, 2022
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	New York Stock Exchange
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 18, 2022 (the “Closing Date”), 8x8, Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition of Fuze, Inc., a Delaware corporation (“Fuze”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Eagle Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Fuze and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Seller Agent (the “Seller Agent”). Pursuant to the Merger Agreement and the terms and conditions set forth therein, Merger Sub merged with and into Fuze (the “Merger”), with Fuze surviving such Merger as a wholly owned subsidiary of the Company.

Merger Consideration

Pursuant to the Merger Agreement, the Company acquired 100% of the equity of Fuze on a cash-free, debt-free basis for approximately $250 million of aggregate consideration comprised of stock and cash, subject to certain adjustments.

At the effective time of the Merger (the “Effective Time”), each share of Common Stock, par value $0.0001 per share, of Fuze (the “Fuze Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any cancelled shares and dissenting shares) was cancelled and extinguished and was converted into the right to receive, (i) in the case of an accredited holder, a number of shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), equal to the Common Stock Exchange Ratio (as defined therein) (rounded down, on a holder by holder basis, to the nearest whole share of Company Common Stock), or (ii) in the case of a non-accredited holder, an amount of cash equal to the Per Common Share Consideration (as defined therein) and, in each case, if applicable, cash in lieu of fractional shares, subject to any applicable withholding.

At the Effective Time, each share of Series A Prime Preferred Stock, par value $0.0001 per share, of Fuze (the “Fuze Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than any cancelled shares and dissenting shares) was cancelled and extinguished and was converted into the right to receive a number of shares of Company Common Stock equal to the Series A Prime Preferred Exchange Ratio (as defined in the Merger Agreement) (rounded down, on a holder by holder basis, to the nearest whole share of Company Common Stock), and, if applicable, cash in lieu of fractional shares, subject to any applicable withholding.

At the Effective Time, (i) each Fuze option was cancelled and extinguished without consideration, (ii) each Fuze restricted stock unit (“Fuze RSU”) that was outstanding immediately prior to the Effective Time vested, if unvested, and was automatically converted into the right to receive, (a) for each share of Fuze Common Stock subject to such Fuze RSU, (I) an amount of cash equal to the Per Common Share Consideration for RSU holders that are non-accredited holders and (II) shares of Company Common Stock equal to the Common Stock Exchange Ratio (rounded down, on a holder by holder basis, to the nearest whole share of Company Common Stock) for RSU holder that are accredited holders, or (b) for each share of Fuze Preferred Stock subject to such Fuze RSU, a number of shares of Company Common Stock equal to the Series A Prime Preferred Exchange Ratio (rounded down, on a holder by holder basis, to the nearest whole share of Company Common Stock), in each case for clauses (a) and (b), net of any withholding taxes, and (iii) (a) each Fuze Common Warrant was cancelled and extinguished without consideration, and (b) each Fuze Series A Prime Preferred Warrant was, upon delivery of certain executed documentation, entitled to receive, (I) in the case of an accredited holder, a number of shares of Company Common Stock as calculated in the Merger Agreement, or (II) in the case of a non-accredited holder, an amount of cash equal to the Per Series A Prime Preferred Share Consideration (as defined in the Merger Agreement), net of the exercise price of such Fuze Series A Prime Preferred Warrant.

A portion of the aggregate merger consideration payable to certain Fuze holders was held back for purposes of the post-closing purchase price adjustment, indemnification for general matters and for certain special taxes and expenses of the Seller Agent.

Resale Registration

The Company expects to file a resale registration statement for shares of Company Common Stock in connection with the transactions contemplated by the Merger Agreement.

Additional Information

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on December 1, 2021 and is incorporated herein by reference.

Press Release

On January 18, 2022, the Company issued a press release announcing the closing of the Merger.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The press release should be read in conjunction with the statements regarding forward-looking statements, which are included in the text of the release.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be furnished by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibits	Description
2.1*
Agreement and Plan of Merger, dated as of November 30, 2021, by and among 8x8, Inc., Eagle Merger Sub, LLC, Fuze, Inc. and Shareholder Representative Services LLC, as the Seller Agent. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2021).

99.1	Press Release issued by 8x8, Inc., dated as of January 18, 2022.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

* Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 18, 2022

8x8, Inc.

By: /s/ SAMUEL WILSON
Samuel Wilson
Chief Financial Officer (Principal Financial and Duly Authorized Officer)